UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 12, 2025

Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

74 E. Glenwood Ave. #320

Smyrna, DE 19977

(Address of principal executive offices, including Zip Code)

(443) 407-7564

(Registrant’s telephone number, including area code)

2709 N. Rolling Road, Suite 138

Windsor Mill, MD

21244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	YYAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2025, the Board of Directors (the “Board”) of Connexa Sports Technologies Inc. (the “Company” or “Connexa”) approved the entry into employment agreements with Thomas Tarala, 58, as the Company’s Chief Executive Officer and Guibao Ji, 60, as the Company’s Chief Financial Officer (the “Employment Agreements”). Both Mr. Tarala and Mr. Ji have been serving in such capacities since November 21, 2024. The Company also appointed Mr. Tarala to the position of secretary of the Company as of February 12, 2025.

Thomas Tarala

Mr. Tarala has 30 years of international corporate finance experience in New York, London, and Hong Kong, including as a partner at two leading international law firms and as General Counsel for the international operations of one of the largest private conglomerates in China. As a partner of Baker McKenzie from 2022 to 2024 and another international firm earlier in his career, Mr. Tarala has led U.S. securities practices in Hong Kong, advising on equity and debt transactions, as well as cross-border joint ventures involving companies listed on Nasdaq. With a particular focus on the technology sector, he has acted for companies and investment banks in Mainland China, Hong Kong, Singapore, Indonesia, and Thailand, including on award-winning transactions in the region.

As General Counsel of HNA Group (International) Company Limited, the overseas headquarters of a large conglomerate, from 2017 to 2022, Mr. Tarala worked closely with the business teams on a wide range of corporate and finance transactions, including multi-billion dollar acquisitions and divestments of household-name companies, the sale of airlines, and a range of investments ranging from New York and London skyscrapers to global technology companies, as well as numerous companies that were number one globally in their respective fields.

Mr. Tarala graduated magna cum laude and Phi Beta Kappa from Georgetown University with a Bachelor of Science degree in Foreign Service and holds a Juris Doctor degree from the University of Virginia School of Law. Thomas speaks English, French, Spanish, and Mandarin and is qualified to practice law in New York, Connecticut, Florida, England and Wales, and Hong Kong.

Mr. Tarala does not have a family relationship with any of the officers or directors of the Company. There were no understandings or arrangements between Mr. Tarala and any other person pursuant to which he was selected as an officer of the Company. There are no related party transactions reportable under Item 5.02 of Current Report on Form 8-K and Item 404(a) of Regulation S-K.

Mr. Tarala’s Employment Agreement (also referred to as a Service Agreement) is for a term of five years but may be terminated at any time by the Company by giving Mr. Tarala 180 days’ prior written notice of such termination. In such a case, all of his unvested stock, warrant, and option compensation of any nature will vest without any further action required on his part. Mr. Tarala’s right to receive compensation, whether in cash or securities, will survive any termination of his Employment Agreement.

Mr. Tarala’s compensation as Chief Executive Officer of the Company includes (i) a base salary of $720,000 annually (the “Base Salary”) and (ii) a signing bonus of $300,000 in the form of the Company’s common stock. In addition, Mr. Tarala is due a bonus of $1,000,000 in cash and/or securities (with the form of payment(s) to be agreed by and between Mr. Tarala and the Board) as a success fee for his role in the merger of Connexa with Yuanyu Enterprise Management Co., Limited (“YYEM”) (presently a Hong Kong subsidiary of the Company) and the successful listing of the combined company on The Nasdaq Capital Market. This success fee has not yet been paid to Mr. Tarala.

Mr. Tarala is entitled to an annual bonus, earned as of the end of each fiscal year and as of the date of termination of his Employment Agreement, of at least 100% of his then Base Salary, payable in cash and/or stock, options and/or warrants, as agreed between him and the Board.

Mr. Tarala will also be entitled to a special bonus in the event of a Change of Control (as defined below) by the Company (or any successor entity) in a lump-sum amount equal to 3% of the increased valuation of the surviving corporation resulting from such Change of Control (with the determination of increased valuation detailed in his Employment Agreement). The right to receive a special bonus will survive the termination of Mr. Tarala’s Employment Agreement for two years.

For purposes of Mr. Tarala’s Employment Agreement, “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) the acquisition by a third party (or more than one party acting as a group) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation, or similar transaction; (ii) the closing of a merger, consolidation, acquisition, or other business combination (a “Business Combination”) other than a Business Combination in which the holders of the shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock of the surviving corporation immediately after the Business Combination as immediately before; (iii) the dissolution or liquidation of the Company; (iv) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (v) the Company acquiring a controlling interest in a business with a value exceeding 66% of YYEM; or (vi) the dominant business of the Company in terms of revenue no longer being the licensing out of technology relating to matchmaking or online dating.

Mr. Tarala will be entitled to participate in any bonus plans or incentive compensation plans approved by the Company from time to time. It is agreed that any such plans will be retroactive to November 21, 2024. The Company also agreed to provide Mr. Tarala with annual grants, at least once per calendar year and also upon termination of his Employment Agreement, in the form of securities (together, the “Awards”) with the value of such Awards at the time of grant equivalent to at least 100% of his then Base Salary. The Company agreed that any securities delivered as part of Mr. Tarala’s Awards (or as part of his other compensation) will be issued pursuant to a Securities Act-registered plan if such exists, and, if there is no Securities Act-registered plan, to register the shares as promptly as possible, with the costs being paid by the Company. Mr. Tarala will be entitled to participate in any equity or option plan (or similar) adopted by the Company for its directors, officers, or employees.

To the extent the Company does not have sufficient funds to pay Mr. Tarala his Base Salary, Mr. Tarala will have the option of deferring the aggregate unpaid amount (the “Deferral Amount”), which will be registered in the Company’s books as a loan given to the Company by him. So long as any amount of his Base Salary remains unpaid, Mr. Tarala will have the option to convert such amount, or part of it, into shares of the Company (or warrants to purchase shares) at the weighted average trading price of the 10 days prior to the date of the request by him to exercise this option. This option will survive the term of Mr. Tarala’s Employment Agreement.

Mr. Tarala was granted the transferable option to include any and all shares of common stock issued by the Company to him pursuant to his Employment Agreement on each registration statement that the Company files with SEC, subject to pro rata reductions of the shares being registered pursuant to comments of the staff of the Securities and Exchange Commission.

Guibao Ji

Guibao Ji has been a certified public accountant in China for 25 years and worked as an accountant at Shenzhen Wanda Accounting Firm beginning in January 2005. He was a partner of the firm and is an independent director of a number of listed companies, including Brightstar Technology Group and Hekeda Technology Co. Ltd.

Mr. Ji graduated from Central Radio and TV University in 1994 with a degree in Business Accounting. He was certified by the Chinese Institute of Certified Public Accountants in 1999.

Mr. Ji does not have a family relationship with any of the officers or directors of the Company. There were no understandings or arrangements between Mr. Ji and any other person pursuant to which he was selected as an officer of the Company. There are no related party transactions reportable under Item 5.02 of Current Report on Form 8-K and Item 404(a) of Regulation S-K.

Mr. Ji’s Employment Agreement may be terminated by either party on one week’s notice for the first three months of Mr. Ji’s employment with the Company and, after such three-month period, on one month’s written notice. Mr. Ji’s compensation as Chief Financial Officer of the Company includes (i) an annual salary of $250,000 and (ii) a discretionary bonus to be based on the Company’s overall business performance.

The foregoing description of the terms of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Exhibit No.	Description
10.1	Thomas Tarala Service Agreement
10.2	Guibao Ji Employment Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Connexa Sports Technologies Inc.
a Delaware corporation

Dated: February 18, 2025	By:	/s/ Thomas Tarala
Chief Executive Officer